Exhibit 99.1
2010 Probable Reserves by Region
The following table summarizes Endeavour International Corporation’s (the “Company”) probable reserves by region as of December 31, 2010, based on an audit of the Company’s estimated reserves prepared by Netherland, Sewell & Associates, Inc. (“NSAI”).
     SEC Case

	Net Gas (Bcf)	Net Oil (MMbbl)	Net Equivalent (Bcfe)	PV-10 ($MM)
U.K.	54.0	10.9	119.2	$466
U.S.	30.8	0.0	30.8	$14
Total Probable	84.8	10.9	150.0	$480
The reserve estimates above are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period (January through December 2010) of $79.37/Bbl for U.K. oil, $75.96/Bbl for U.S. oil, $6.58/MMbtu for U.K. natural gas and $4.37/MMbtu for U.S. natural gas.
     Strip Pricing

	Net Gas (Bcf)	Net Oil (MMbbl)	Net Equivalent (Bcfe)	PV-10 ($MM)
U.K.	53.9	10.9	119.6	$645
U.S.	30.9	0.0	30.9	$28
Total Probable	84.8	10.9	150.4	$673
The reserve estimates above are based on strip pricing as of December 31, 2010 of $105/Bbl for U.K. oil, $102/Bbl for U.S. oil, $12.09/MMbtu for U.K. natural gas and $6.08 for U.S. natural gas for 2011.
Anticipated 2011 Proved Reserves and Production
The Company’s proved reserve base is expected to grow due to near-term production expected from its interest in the Bacchus oil field and continued growth from its U.S. properties. The Company anticipates that proved reserves for 2011 may increase to 24.2 MMBOE net of production, with proved developed reserves accounting for approximately 30% of those anticipated total proved reserves and proved undeveloped reserves the remaining 70%. The Company expects its U.K. properties to account for 3.9 MMBOE net of production of the increase in anticipated proved reserves, or 62% of the total increase, and its U.S. properties 1.6 MMBOE net of production, or 38% of the total increase. The Company currently expects total 2011 production to average 5.1MBoe/d, comprised by 53% U.S. production and 47% U.K. production. For the fourth quarter of 2011, the Company anticipates that production will average 8,000 to 10,000 BOE/d, with U.K. oil accounting for 67% of the total, U.S. natural gas 30%, and U.K. natural gas the remaining 3%.
The anticipated reserves as of December 31, 2011 are based on a forward-looking analysis prepared by the Company and audited by NSAI of the potential reserves maturation schedules for the proved reserves and future revenue to the Company’s interest in certain oil and natural gas properties in the U.K. and the U.S.
The Company’s 2011 reserve and production estimates described above are based on the assumptions that (i) three development wells on the Bacchus field will be completed in September, November and December 2011, respectively, (ii) 15 wells will be drilled on the Company’s Haynesville shale play properties in 2011, (iii) 100% of the wells drilled will be successful and completed on schedule and (iv) all currently producing wells will continue to produce at current rates. Pricing assumptions relating to the estimates include (i) oil at $100/bbl in all periods, (ii) U.K. natural gas at $8.00/Mcf in all periods and (iii) U.S. natural gas at $4.50/Mcf in 2011, $5.00/Mcf in 2012 and $6.00/Mcf thereafter.

Bacchus and Rochelle Development Projects
The first twelve months of production for the Bacchus and Rochelle development projects are expected to significantly increase the Company’s production and reserves. Once they are brought on line, the first twelve months of production from Bacchus and Rochelle are expected to total 1.4 MMboe and 2.2 MMboe, respectively. That projected production from Bacchus is expected to generate revenues of $138.5 million and net cash flow of $132.7 million. Similarly, that projected production from Rochelle is expected to generate revenues of $131.5 million and net cash flows of $118.6 million. The Bacchus projected production assumes one well is completed in each of months 1, 3 and 4, 100% of which are successful and completed on schedule. The Rochelle projected production assumes one successful well is drilled and completed in month 1. The production and operating expense estimates inherent in these projections are based on the Company’s reserve report as of December 31, 2010 audited by NSAI. For more details regarding the pricing estimates, please read “2010 Probable Reserves by Region.”
Cautionary Note Regarding Forward-Looking Statements
The information set forth in this Exhibit 99.1 includes “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include statements that express a belief, expectation, or intention, as well as those that are not statements of historical fact, and may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. The Company’s forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. You should not to rely on them unduly.
The Company has based these forward-looking statements on our current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. These risks, contingencies and uncertainties, which may not be exhaustive, relate to, among other matters, the following:
•	discovery, estimation, development and replacement of oil and gas reserves;

•	decreases in proved reserves due to technical or economic factors;

•	drilling of wells and other planned exploitation activities;

•	timing and amount of future production of oil and gas;

•	the volatility of oil and gas prices;

•	availability and terms of capital;

•	operating costs such as lease operating expenses, administrative costs and other expenses;

•	our future operating or financial results;

•	amount, nature and timing of capital expenditures, including future development costs;

•	cash flow and anticipated liquidity;

•	availability of drilling and production equipment;

•	uncertainties related to drilling and production operations in a new region;

•	cost and access to natural gas gathering, treatment and pipeline facilities;

•	business strategy and the availability of acquisition opportunities; and

•	factors not known to the Company at this time.
Any of these factors, or any combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of a forward-looking statement. The forward-looking statements are not guarantees of the Company’s future performance, and the Company’s actual results and future developments may differ materially from those projected in the forward-looking statements. In addition, any or all of the Company’s forward-looking statements included in this Exhibit 99.1 may turn out to be incorrect. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including those mentioned in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.
In addition the Company’s actual 2011 production and reserves as of December 31, 2011 will differ from the projections above, and those differences may be material.